SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24387	52-2080967
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 Inverness Circle East

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303) 706-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 26, 2006, Navigant International, Inc. (“Navigant”), Carlson Wagonlit B.V. (“CWT”), and Horizon Merger Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Navigant, with Navigant continuing as the surviving corporation (the “Merger”). At the effective time of the Merger, Navigant will become a wholly owned subsidiary of CWT, and each outstanding share of Navigant common stock, par value $0.001 per share (“Common Stock”), will be converted into the right to receive $16.50 in cash, without interest (the “Merger Consideration”). The Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement have been approved by Navigant’s board of directors.

The consummation of the Merger is subject to various conditions, including, but not limited to, (i) the approval of the Merger and the Merger Agreement by the stockholders of Navigant, (ii) the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and all other requisite approvals and consents under applicable foreign antitrust laws being obtained, (iii) the consummation of the transactions contemplated by a transaction agreement among Accor S.A., Carlson Companies, Inc. (“CCI”), an affiliate of One Equity Partners II, L.P. (“OEP”), CWT and the other parties thereto (the “CWT Recapitalization”), following which CCI will hold a 55% interest in CWT and OEP will hold a 45% interest in CWT, and (iv) the debt financing being obtained in accordance with the terms and conditions of the financing commitment letters provided to CWT or on terms and conditions substantially similar to the terms and conditions contained in such commitment letters.

The Merger Agreement may be terminated at any time prior to the effective time of the Merger by the mutual written consent of Navigant and CWT. Either Navigant or CWT may terminate the Merger Agreement if (i) the Merger is not completed by August 31, 2006, or upon the occurrence of certain events, November 30, 2006 (in either case, the “Termination Date”), (ii) any action by a governmental authority prohibiting the completion of the Merger becomes final or non-appealable, or (iii) the stockholders of Navigant do not vote in favor of the Merger and the Merger Agreement. In addition, Navigant may terminate the Merger Agreement if, among other things, (i) the Navigant board of directors determines that it is required to do so pursuant to its fiduciary duties in order to accept a “superior proposal” (as defined in the Merger Agreement), and otherwise complies with certain terms of the Merger Agreement, or (ii) the CWT Recapitalization is not consummated. Further, CWT may terminate the Merger Agreement if, among other things, (i) Navigant’s board of directors changes its recommendation to the stockholders of Navigant regarding the Merger and the Merger Agreement, (ii) the CWT Recapitalization is not consummated, or (iii) there is a Material Adverse Effect (as defined in the Merger Agreement) with respect to Navigant. Under certain specified circumstances, Navigant or CWT, as applicable, may be required to pay a termination fee of $15 million to the other party.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein in its entirety.

Rights Agreement

Immediately prior to the execution of the Merger Agreement, the Company and American Stock Transfer & Trust Company (the “Rights Agent”) entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of July 18, 2005 (the “Rights Agreement”), which (i) provides that neither the execution of the Merger Agreement nor the consummation of the Merger will trigger the provisions of the Rights Agreement and (ii) extends the final expiration date of the rights from July 18, 2006 until December 31, 2006. The Rights Agreement Amendment is further described in Item 3.03 below.

* * *

Forward-Looking Statements

This document contains statements, including, among others, statements about the acquisition of Navigant by CWT, the timing and certainty of the transaction, the operations and financial results of the combined company after the closing of the transaction, the process of integrating the companies and the make-up of the combined company’s management team, other transactions announced by CWT, CWT’s future ownership structure and the intentions of its shareholders, growth strategies and opportunities of the combined company, general industry or business trends or events and any other statements contained in this document that are not purely historical fact, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on current expectations and projections about future events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the satisfaction of the conditions to the closing of the transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the failure of Navigant’s stockholders to approve the transaction, the failure of CWT to complete the financings required to consummate the transaction, the risk that the businesses will not be integrated successfully, the risk that the cost saving s and other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with existing customers, employees or suppliers, Navigant’s significant indebtedness and restrictions in Navigant’s credit facility on Navigant’s ability to finance future operations or capital needs, and disruptions in the travel industry such as those caused by terrorism, war, natural disasters or general economic downturn. Additional information regarding these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements is contained in Navigant’s annual report on Form 10-K for the year ended December 25, 2005, and in Navigant’s other Securities and Exchange Commission (“SEC”) filings, including its filings on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this document, and Navigant undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Additional Information

In connection with the proposed merger, Navigant will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to Navigant, Attention: Corporate Secretary, 84 Inverness Circle East, Englewood, Colorado 80112-5314, Telephone: (303) 706-0800.

Participants in the Solicitation

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SEC on March 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement

The Merger, if consummated, would constitute a “Change of Control” under the terms of the Indenture Agreement, dated as of November 7, 2003, as amended on July 22, 2005 (the “Indenture”), between Navigant and Wells Fargo Bank, National Association, relating to Navigant’s 4.875% convertible subordinated debentures due 2023 (the “Debentures”). Pursuant to the terms of the Indenture, if a Change of Control of Navigant occurs, then the Debentures may be surrendered for conversion at any time from and after fifteen (15) days prior to the anticipated effective date of the Merger until fifteen (15) days after the actual effective date of the merger. In addition, as a result of the Change of Control, the conversion rate of the Debentures will be adjusted in accordance with the terms of the Indenture.

For further details regarding the conversion rights described above, please review Exhibit 4.1 to the Registration Statement on Form S-3 filed with the SEC on January 30, 2004 and the Form T-3 and the exhibits thereto filed with the SEC on June 23, 2005.

ITEM 3.03	Material Modification to Rights of Security Holders

Immediately prior to the execution of the Merger Agreement, the Company and the Rights Agent entered into the Rights Agreement Amendment, which (i) provides that neither the execution of the Merger Agreement nor the consummation of the Merger will trigger the provisions of the Rights Agreement and (ii) extends the final expiration date of the rights from July 18, 2006 until December 31, 2006.

The Rights Agreement Amendment provides that neither CWT nor any of its affiliates, associates, or stockholders, or the general partners, limited partners, or members of such stockholders (the “Exempted Persons”), shall be deemed to be an “Acquiring Person,” and neither a “Distribution Date” nor a “Stock Acquisition Date” shall be deemed to have occurred, in each case solely by virtue of or as a result of (i) any agreements, arrangements or understandings among the Exempted Persons in connection with the Merger Agreement or the Merger, (ii) the execution and delivery of the Merger Agreement or (iii) the acquisition of any Common Stock pursuant to the Merger Agreement or the consummation of the Merger. The Rights Agreement Amendment also extends the “Final Expiration Date” from July 18, 2006 until December 31, 2006 and redefines “Final Expiration Date” to include a potential earlier date and time at which the Merger becomes effective.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 26, 2006, among Navigant International, Inc., Carlson Wagonlit B.V. and Horizon Merger Corp.

4.1	Amendment No. 1, dated as of April 26, 2006, to the Rights Agreement dated as of July 18, 2005 between Navigant International, Inc. and American Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT INTERNATIONAL, INC.

DATE:	April 28, 2006	By:	/s/ Robert C. Griffith
		Name:	Robert C. Griffith
		Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2006, among Navigant International, Inc., Carlson Wagonlit B.V. and Horizon Merger Corp.

4.1	Amendment No. 1, dated as of April 26, 2006, to the Rights Agreement dated as of July 18, 2005 between Navigant International, Inc. and American Stock Transfer & Trust Company.